Exhibit 99.1

Asure Software Announces Strong Second Quarter 2018 Results

AUSTIN, TX – August 8, 2018 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workplace management software, reported results for the second quarter ended June 30, 2018.

Second Quarter 2018 Key Financial Highlights

●	Second Quarter Total Revenue of $21.8 Million, up 69% Year-Over-Year
●	Cloud Bookings were up 75% Year-Over-Year
●	Second Quarter Cloud Revenue of $16.3 Million, up 85% Year-Over-Year
●	Total Deferred Revenue was $13.27 Million, up 7% Year-Over-Year; Comprised of Short-Term Deferred Revenue of $12.23 Million and long-term Deferred Revenue of $1.04 Million
●	Short-term Unbilled Deferred Revenue (within a 12-month period) was $16.5 Million
●	Long-term or Multi-Year Unbilled Deferred Revenue (beyond a 12-month period) was $14.1 Million
●	Short-term Backlog (within a 12-month period) was $28.7 Million
●	Total Backlog (short and long-term) Currently Exceeds $40 Million

Second Quarter and First Half 2018 Financial Summary

	For the three months ended			For the six months ended
In millions, except per share data	June 30, 2017	June 30, 2018	Change (%)	June 30, 2017	June 30, 2018	Change (%)
Revenue	$12.9	$21.8	69%	$23.6	$41.1	74%

GAAP Gross Profit	$10.1	$14.5	45%	$18.3	$28.3	54%
GAAP Gross Margin	78.1%	66.8%	-14%	77.7%	68.9%	-11%

Non-GAAP Gross Profit	$10.2	$15.0	48%	$18.6	$29.1	57%
Non-GAAP Gross Margin	78.9%	69.1%	-12%	78.6%	70.8%	-10%

GAAP Net Loss	$(1.8)	$(3.8)	105%	$(2.9)	$(5.7)	96%
Non-GAAP Net Income*	$0.9	$1.8	110%	$1.8	$3.5	92%

GAAP Net Loss per Share	$(0.18)	$(0.29)	61%	$(0.31)	$(0.45)	45%
Non-GAAP Net Earnings per Share**	$0.08	$0.14	70%	$0.19	$0.26	37%

Non-GAAP EBITDA*	$2.2	$4.9	125%	$3.9	$8.7	123%
Non-GAAP EBITDA Margin*	16.8%	22.4%	33%	16.4%	21.1%	28%

* Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release. ** Historical non-GAAP Net Earnings Per Share adjusted for 0% effective tax rate for comparison purposes

Management Commentary

“We closed another strategic reseller acquisition since our last earnings call, bringing the total we’ve completed this year to seven. These acquisitions enhance our scale, product, customers, cross-sell opportunities, and prepare us for future growth and margin expansion,” stated Pat Goepel, CEO.

CFO Kelyn Brannon noted, "Our cloud strategy continues to realize strong momentum. Recurring revenue represented 83% of total revenue, up from 79% in the year-ago quarter. Furthermore, cloud revenue represented 75% of total, up from 69% in the year-ago quarter and our balance sheet is very healthy having ended the quarter with $46.8 million in cash, bolstered by our recent equity offering in June."

“We continue to aim for both topline growth and bottom-line leverage. We’re on the cusp of surpassing $100 million in revenue while generating non-GAAP EBITDA margin of 22% to 25%. Asure’s current product suite and depth of offerings has never been more robust. And our footprint of areas we target has never been as extensive,” concluded CEO Pat Goepel.

Asure delivered the following results for its second quarter 2018:

Cloud Bookings: Second quarter cloud bookings were up 75% year-over-year.

Revenue: Total second quarter revenue was $21.8 million, an increase of 69% from $12.9 million in the second quarter of 2017. Recurring revenue represented 83% of total revenue, up from 79% in the year-ago quarter. Cloud revenue represented 75% of total, up from 69% in the year-ago quarter.

Gross Profit: GAAP gross profit was $14.5 million (66.8% margin), a 45% increase from $10.1 million (78.1% margin) in the second quarter of 2017. Non-GAAP gross profit* was $15.0 million (69.1% margin), up 48% from $10.2 million (78.9% margin) in the year-ago quarter.

Earnings (Loss) per Share: GAAP loss per share was $(0.29) compared with $(0.18) in the second quarter of 2017. Non-GAAP earnings per share* were $0.14, an increase of 70% from $0.08 in the year-ago quarter.

Non-GAAP EBITDA*: Non-GAAP EBITDA was $4.9 million (22.4% margin), an increase of 125% from $2.2M (16.8% margin) in the second quarter of 2017.

Recent Business Highlights

New Wins: During the second quarter, Asure added over 200 new clients.  Asure secured new wins across a range of industry verticals including AT&T, Barclays New York, London Borough of Hounslow, Ellie Brown, Faithful + Gould @ Manchester City Council, Willis Towers Watson, Cigna, and Boston Consulting Group.

Partnerships Established: Asure expanded its partner ecosystem with new partners including Density.io, OneWorkplace and Red River Technology.

Hosted C3, Asure Software’s Annual Customer Conference: During May 2018 Asure held C3 in Orlando, Florida. Approximately 200 attendees attended and participated in dozens of breakout sessions. The event was by showcased by 18 sponsors, and many industry analysts were also in attendance.

Added to Russell Index: Asure Software was added to Russell 2000® Index and the broad-market Russell 3000® Index effective at market close on June 22, 2018. Russell US Indexes are widely used by investment managers and institutional investors as the basis for index funds and as benchmarks for active investment strategies. Approximately $9 trillion in assets are benchmarked against Russell US Indexes.

Closed Public Offering: On June 18, 2018, we closed our previously announced underwritten public offering. We sold an aggregate of 2,375,000 shares of our common stock at a public offering price of $17.50 per share, including 375,000 shares pursuant to an option granted to the underwriters that was exercised in full. We realized net proceeds of approximately $38.9 million, after deducting underwriting discounts and estimated offering expenses. iSystems Holdings LLC, the selling stockholder, sold 500,000 shares of common stock at the same public offering price.

Acquisitions in April 2018: Successfully closed several strategic acquisitions in April 2018: Wells Fargo Business Payroll Services’ Evolution HCM client portfolio and Austin HR, located in Austin, Texas, a provider of outsourced human resources (HR), consulting, and professional services around payroll and employee benefits on the Evolution platform. Asure also acquired OccupEye Limited, a provider of sensor-based solutions that allow organizations across the world to streamline operations, create efficiencies, enhance productivity and analyze employee engagement, which generates cost savings and creates a more employee-focused workplace. OccupEye’s technology combined with Asure’s existing workplace management software HCM services, allows Asure to expand its technology solutions while adding its own complementary and proprietary sensor hardware and analytics.

Acquisition in July 2018: Successfully acquired USA Payroll, Inc. (“USA Payroll”), headquartered in Rochester, NY. USA Payroll resells Asure Software’s industry leading HRIS platform, Evolution, working with companies to reduce payroll compliance risk and manage time through comprehensive workforce management solution. The addition of USA Payroll not only expands our national reach but also enables us to provide clients with access to greater breadth and depth of solutions.

Fiscal 2018 Financial Guidance

Asure management maintained its revenue and non-GAAP EBITDA guidance for fiscal 2018 ending December 31, 2018. Note that guidance for revenue was previously increased on July 3, 2018.

Range
Revenue	$93.0 million to $96.0 million
Non-GAAP EBITDA	$20.0 million to $23.0 million

Additional 2018 Guidance:

Interest expense	$9.0 million to $9.5 million
Depreciation	$1.5 million to $2.0 million
Amortization	$8.7 million to $9.5 million
Stock compensation expense	$1.5 million to $2.0 million
Acquisition costs and other one-time expenses	$5.5 million to $6.5 million
Basic average shares outstanding*	13.9 million to 14.3 million
Non-GAAP diluted shares outstanding*	14.3 million to 14.7 million
Non-GAAP Effective Tax Rate*	See footnote

*	Basic average shares outstanding guidance is 15.0 million to 15.3 million in third-quarter 2018 and 15.1 million to 15.4 million in fourth-quarter 2018.
*	Non-GAAP diluted shares outstanding guidance is 15.4 million to 15.7 million in third-quarter 2018 and 15.6 million to 15.9 million in fourth-quarter 2018.
*	Non-GAAP effective tax rate guidance is 5.0% in third and fourth-quarter 2018, compared with 0.0% in first- and second quarter 2018

Conference Call Details

Asure management will host a conference call today (Wednesday, August 8, 2018) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Kelyn Brannon will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-853-5636

International dial-in: 631-291-4544

Conference ID: 4257218

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP net income, non-GAAP gross profit, non-GAAP EBITDA, and non-GAAP free cash flow (collectively the "non-GAAP financial measures"). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Non-GAAP EBITDA differs from GAAP net loss in that it excludes things such as interest, tax, depreciation, amortization, stock compensation, and one-time expenses. Asure Software is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Asure Software has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking Non-GAAP EBITDA guidance to GAAP net loss.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the first quarter 2018 financial statements and for its non-GAAP estimates for 2018:

Stock-Based Expenses: The company's compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments: Beginning in first quarter 2018, the company is using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate for third and fourth quarter 2018 is currently projected to be approximately 5.0 percent, compared with 0.0 percent in first and second quarter 2018.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses: The company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, and relocation.

About Asure Software

Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative solutions designed to help organizations of all sizes and complexities build companies of the future. Our cloud platforms enable more than 100,000 clients direct and indirect, worldwide to better manage their people and space in a mobile, digital, multi-generational, and global workplace. Asure Software's offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization. For more information, please visit www.asuresoftware.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company's financial and operating results; the company's rate of growth and anticipated revenue run rate, including the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company's services or the company's Web hosting; breaches of the company's security measures; domestic and international regulatory developments, including the adoption of new privacy laws; the financial and other impact of any previous and future acquisitions; the nature of the company's business model, including risks related to government contracts; the company's ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the company's services; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the company's ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company's effective tax rate; factors affecting the company's outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company's deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com

Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2018 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	June 30, 2018 (unaudited)	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$46,845	$27,792
Accounts receivable, net of allowance for doubtful accounts of $583 and $425 at June 30, 2018 and December 31, 2017, respectively	18,126	13,361
Inventory	1,911	509
Prepaid expenses and other current assets	3,547	2,588
Total current assets before funds held for clients	70,429	44,250
Funds held for clients	48,856	42,328
Total current assets	119,285	86,578
Property and equipment, net	6,812	5,217
Goodwill	96,660	77,348
Intangible assets, net	63,172	33,554
Other assets	2,272	614
Total assets	$288,201	$203,311
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$5,196	$8,895
Revolving line of credit	2,161	-
Accounts payable	2,913	1,912
Accrued compensation and benefits	2,582	2,477
Other accrued liabilities	2,480	862
Deferred revenue	12,229	13,078
Total current liabilities before client fund obligations	27,561	27,224
Client fund obligations	49,700	42,328
Total current liabilities	77,261	69,552
Long-term liabilities:
Deferred revenue	1,036	1,125
Deferred tax liability	2,369	1,070
Notes payable, net of current portion and debt issuance cost	106,420	66,973
Other liabilities	1,029	817
Total long-term liabilities	110,854	69,985
Total liabilities	188,115	139,537
Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 22,000 and 11,000 shares authorized; 15,382 and 12,876 shares issued, 14,998 and 12,492 shares outstanding at June 30, 2018 and December 31, 2017, respectively	154	129
Treasury stock at cost, 384 shares at June 30, 2018 and December 31, 2017	(5,017)	(5,017)
Additional paid-in capital	387,234	346,322
Accumulated deficit	(281,788)	(277,597)
Accumulated other comprehensive loss	(497)	(63)
Total stockholders’ equity	100,086	63,774
Total liabilities and stockholders’ equity	$288,201	$203,311

ASURE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Amounts in thousands, except share and per share data)

(Unaudited)

	FOR THE THREE MONTHS ENDED June 30,		FOR THE SIX MONTHS ENDED June 30,
	2018	2017	2018	2017
Revenue:
Cloud	$16,322	$8,826	$32,759	$16,662
Hardware	1,436	1,560	2,155	2,648
Maintenance and support	1,548	1,446	2,721	2,548
Professional services	2,461	1,048	3,436	1,749
Total revenue	21,767	12,880	41,071	23,607

Cost of sales	7,220	2,826	12,777	5,264
Gross margin	14,547	10,054	28,294	18,343

Operating expenses
Selling, general and administrative	11,633	8,784	22,342	15,827
Research and development	1,558	836	2,981	1,605
Amortization of intangible assets	1,994	1,042	3,591	1,889
Total operating expenses	15,185	10,662	28,914	19,321

Income (Loss) from operations	(638)	(608)	(620)	(978)

Other income (loss)
Interest expense and other	(2,722)	(1,088)	(4,482)	(1,635)
Total other loss, net	(2,722)	(1,088)	(4,482)	(1,635)

Income (loss) from operations before income taxes	(3,360)	(1,696)	(5,102)	(2,613)
Income tax provision	(408)	(141)	(591)	(283)
Net income (loss)	$(3,768)	$(1,837)	$(5,693)	$(2,896)
Other comprehensive income (loss)
Foreign currency gain (loss)	(437)	(23)	(434)	(57)
Other comprehensive income (loss)	$(4,205)	(1,860)	$(6,127)	$(2,953)

Basic and diluted net income (loss) per share
Basic	$(0.29)	$(0.18)	$(0.45)	$(0.31)
Diluted	$(0.29)	$(0.18)	$(0.45)	$(0.31)
Weighted average basic and diluted shares
Basic	12,939,000	9,980,000	12,762,000	9,307,000
Diluted	12,939,000	9,980,000	12,762,000	9,307,000

ASURE SOFTWARE, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,693)	$(2,896)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	5,279	2,553
Provision for doubtful accounts	474	150
Share-based compensation	523	225
Changes in operating assets and liabilities:
Accounts receivable	(2,576)	(3,486)
Inventory	(745)	(2)
Prepaid expenses and other assets	(52)	(891)
Accounts payable	(280)	(244)
Accrued expenses and other long-term obligations	(632)	9
Deferred revenue	(1,294)	973
Net cash used in operating activities	(4,996)	(3,609)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(44,167)	(43,698)
Purchases of property and equipment	(738)	(782)
Software capitalization costs	(1,563)	-
Net change in funds held for clients	18,497	3,657
Net cash used in investing activities	(27,971)	(40,823)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	36,750	45,777
Payments on notes payable	(5,388)	(6,391)
Proceeds from revolving line of credit	4,540	-
Payments on revolving line of credit	(2,379)	-
Net proceeds from issuance of common stock	39,220	27,916
Debt financing fees	(1,661)	(1,433)
Payments on capital leases	(68)	(91)
Net change in client fund obligations	(18,497)	(3,602)
Net cash provided by financing activities	52,517	62,176

Effect of foreign exchange rates	(497)	(92)

Net increase in cash and cash equivalents	19,053	17,652
Cash and cash equivalents at beginning of period	27,792	12,767
Cash and cash equivalents at end of period	$46,845	$30,419

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$3,525	$889
Income taxes	26	-
Non-cash Investing and Financing Activities:
Subordinated notes payable –acquisitions	5,812	8,165
Equity issued in connection with acquisitions	$1,200	21,825

Reconciliation of GAAP to Non-GAAP

(In $millions except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP Gross profit	$8.3	$10.1	$12.1	$11.4	$13.7	$14.5
Stock compensation	0.0	0.0	0.0	0.0	0.0	0.0
Amortization	0.1	0.1	0.1	0.1	0.3	0.5
Non-GAAP gross profit	8.4	10.2	12.2	11.5	14.0	15.0
Non-GAAP gross margin	78.3%	78.9%	78.8%	75.1%	72.8%	69.1%

(In $millions except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18
Reconciliation from net income to non-GAAP EBITDA:
GAAP Net income (loss)	$(1.1)	$(1.8)	$(1.3)	$(1.5)	$(1.9)	$(3.8)
Stock compensation	0.1	0.2	0.1	0.2	0.2	0.3
Amortization	1.0	1.1	1.4	1.4	1.9	2.5
Acquisition costs and other one-time expenses	0.9	1.2	1.6	2.1	1.3	2.3
Taxes based on a 0% tax rate	0.1	0.1	0.1	(0.3)	0.2	0.4
Interest Expense One-Time Credit	0.0	0.0	0.0	(0.3)	0.0	0.0
Depreciation	0.2	0.2	0.3	0.3	0.4	0.4
Other Income & Expenses	0.5	1.1	1.6	1.3	1.8	2.7
Non-GAAP EBITDA	1.7	2.2	4.0	3.3	3.8	4.9
Non-GAAP EBITDA margin	16.0%	16.8%	25.5%	21.5%	19.6%	22.4%

(In $millions except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18
Reconciliation from GAAP net income (loss) to non-GAAP net income
GAAP Net income (loss)	$(1.1)	$(1.8)	$(1.3)	$(1.5)	$(1.9)	$(3.8)
Stock compensation	0.1	0.2	0.1	0.2	0.2	0.3
Amortization	1.0	1.1	1.4	1.4	1.9	2.5
Acquisition costs and other one-time expenses	0.9	1.2	1.6	2.1	1.3	2.3
Taxes based on a 0% tax rate	0.1	0.1	0.1	(0.3)	0.2	0.4
Interest Expense One-Time Credit	0.0	0.0	0.0	(0.3)	0.0	0.0
Non-GAAP net income	0.9	0.9	2.0	1.6	1.7	1.8

(In $millions except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18
Calculation of non-GAAP net income per share
Non-GAAP net income	$0.9	$0.9	$2.0	$1.6	$1.7	$1.8
Pro forma diluted weighted-average number of common shares	8.8	10.2	12.6	12.7	12.8	13.3
Non-GAAP EPS	$0.11	$0.08	$0.16	$0.13	$0.13	$0.14

Investor Relations Contact:

Carolyn Bass, Partner

Market Street Partners

415-445-3232

cbass@marketstreetpartners.com